                           OFFER TO PURCHASE FOR CASH
                         UP TO 25,000,000 COMMON SHARES
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                                    DPL INC.
                                       AT
                         A PURCHASE PRICE NOT IN EXCESS
                    OF $23.00 NOR LESS THAN $20.00 PER SHARE
----------------------------------------------------------------------
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON FRIDAY, MARCH 3, 2000, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                February 4, 2000

To the Participants in The Dayton Power
and Light Company Savings Plans:

    Enclosed for your consideration are the Offer to Purchase dated February 4, 2000 and the related Letter of Transmittal in connection with the offer by DPL Inc., an Ohio corporation, to purchase up to 25,000,000 of its common shares, par value $.01 per share, at a purchase price not in excess of $23.00 nor less than $20.00 per share, net to the seller in cash, without interest, as specified by shareholders tendering their shares. As a participant in The Dayton Power and Light Company Employee Savings Plan or The Dayton Power and Light Company Savings Plan for Collective Bargaining Employees (the "Savings Plans"), you may tender shares that you hold in the Savings Plans. If you wish to do so, you must direct us to do so on your behalf by following the instructions in this letter.

    DPL will determine a single per share price that it will pay for shares properly tendered, taking into account the number of shares tendered and the prices specified by tendering shareholders. DPL will pay the same price for all shares purchased in the offer. DPL will select the lowest purchase price that will allow it to buy 25,000,000 shares or, if a lesser number of shares are properly tendered, all shares that are properly tendered. All shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased, subject to the conditions of the offer and the "odd lot" priority, proration and conditional tender provisions described in the Offer to Purchase. Shares tendered at prices in excess of the purchase price that is determined by DPL and shares not purchased because of proration or conditional tenders will be returned.

    DPL's offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal which, as amended or supplemented from time to time, together constitute the offer. All shares tendered and purchased will include the associated preferred share purchase rights issued pursuant to a Shareholder Rights Agreement, dated as of December 3, 1991, between DPL and The First National Bank of Boston, as rights agent, and, unless the context otherwise requires, all references to shares include the associated preferred share purchase rights.

    Only shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased. DPL will not purchase all of the shares tendered at or below the purchase price if the offer is oversubscribed. The number of shares DPL actually acquires will be determined by taking into consideration the "odd lot" priority, proration and conditional tender provisions described in the Offer to Purchase. Shares tendered at prices in excess of the purchase price and shares not purchased because of proration or conditional tenders will be returned as promptly as practicable following the expiration of the offer.

    DPL reserves the right, in its sole discretion, to purchase more than 25,000,000 shares pursuant to the offer.

    Under the terms of the Savings Plans, the proceeds received by the Savings Plan trustee from any shares tendered by a Savings Plan participant will be invested following the tender offer initially in a short-term government securities fund. After any successfully tendered shares are processed and the proceeds are credited to a participant's Savings Plan account, participants may contact the trustee by the normal manner of communication (e.g. voice response or on-line access) to exchange any proceeds held in the short-term government securities fund for any other investment option available under the terms of the Savings Plan.

    A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES IN YOUR SAVINGS PLAN ACCOUNT. ACCORDINGLY, WE REQUEST INSTRUCTIONS AS TO WHETHER YOU WISH TO TENDER ANY OR ALL OF THE SHARES HELD IN YOUR SAVINGS PLAN ACCOUNT, UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE OFFER.

    If you do not wish to direct the sale of any portion of the shares in your Savings Plan account, you do not need to take any action.

    Please note the following:

    1. Shares held in your Savings Plan account may be tendered at prices not in excess of $23.00 nor less than $20.00 per share, as indicated in the attached Instruction Form.

    2. The offer is not conditioned on any minimum number of shares being tendered. However, the offer is subject to other conditions described in the Offer to Purchase.

    3. If we have not received your instructions at least five business days before the expiration of the offer, we will not tender any shares held in your Savings Plan account. The offer is scheduled to expire at 5:00 p.m., New York City time, on Friday, March 3, 2000, unless the offer is extended.

    4. The offer, proration period and withdrawal rights will also expire at 5:00 p.m., New York City time, on Friday, March 3, 2000, unless the offer is extended.

    5. The offer is for up to 25,000,000 shares, constituting approximately 15.8% of the shares outstanding as of February 3, 2000.

    6. DPL's Board of Directors has authorized the making of the offer. However, neither DPL nor DPL's Board of Directors makes any recommendation to you as to whether to tender or refrain from tendering your shares or as to the purchase price at which you may choose to tender your shares. You must make your own decision as to whether to tender your shares and, if so, how many shares to tender and the price or prices at which you will tender them.

    7. Tendering shareholders will not be obligated to pay any brokerage fees or commissions or solicitation fees to the Dealer Manager, Depositary, Information Agent or DPL or, except as described in the Letter of Transmittal, stock transfer taxes on the transfer of shares pursuant to the offer.

    8. The Savings Plans are prohibited from selling shares to DPL for a price that is less than the prevailing market price. Accordingly, if you elect to tender shares at a price that is lower than the prevailing price of DPL's common shares on the New York Stock Exchange at the expiration of the offer, the tender price you elect will be deemed to have been increased to the closest tender price that is not less than that closing price.

    If you wish to direct the tender of any or all of the shares held in your Savings Plan account, please instruct us by completing, executing and detaching and returning the attached Instruction Form. An envelope to return your Instruction Form is enclosed. If you authorize us to tender your shares, all your shares will be tendered unless otherwise indicated on the attached Instruction Form.

    The offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of DPL common shares. The offer is not being made to, nor will tenders be accepted from or on behalf of, holders of DPL common shares residing in any jurisdiction in which the making of the offer or acceptance thereof would not be in compliance with the securities laws of that jurisdiction.

    Please forward your Instruction Form to us as soon as possible to allow ample time to tender your shares on your behalf prior to the expiration of the offer. IF WE HAVE NOT RECEIVED YOUR INSTRUCTIONS AT LEAST FIVE BUSINESS DAYS BEFORE THE EXPIRATION OF THE OFFER, UNLESS THE OFFER IS EXTENDED, WE WILL NOT TENDER ANY SHARES HELD ON YOUR BEHALF IN THE PLAN. THE OFFER IS SCHEDULED TO EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, MARCH 3, 2000, UNLESS THE OFFER IS EXTENDED.

    As more fully described in the Offer to Purchase, tenders will be deemed irrevocable unless withdrawn by the dates specified therein. If you instruct us to tender the shares held in your Savings Plan account, and you subsequently decide to change your instructions, you may do so by submitting a written notice of change of instruction to us. THE NOTICE OF CHANGE OF INSTRUCTION WILL BE EFFECTIVE ONLY IF IT IS RECEIVED BY US, AT OR BEFORE FIVE BUSINESS DAYS BEFORE THE EXPIRATION OF THE OFFER. THE OFFER IS SCHEDULED TO EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, MARCH 3, 2000. Upon receipt of a timely notice of change of instruction, your previous instructions to tender the shares will be deemed canceled. If you later wish to re-tender shares, you may call us and submit a new Instruction Form. If you have any questions about the offer or any of the other matters discussed above, please call Georgeson Shareholder Communications, Inc., the Information Agent, at (800) 223-2064 (toll free) or Credit Suisse First Boston Corporation, the Dealer Manager, at (800) 646-4543 (toll free).

                 INSTRUCTIONS FOR TENDER OF SHARES OF DPL INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated February 4, 2000 and the related Letter of Transmittal in connection with the offer by DPL Inc., an Ohio corporation, to purchase up to 25,000,000 common shares, par value $.01 per share, for a purchase price not in excess of $23.00 nor less than $20.00 per share, net to the seller in cash, without interest, as specified by shareholders tendering their shares. DPL's offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal which, as amended or supplemented from time to time, together constitute the offer. All shares tendered and purchased will include the associated preferred share purchase rights, and, unless the context otherwise requires, all references to shares include the associated preferred share purchase rights.

    This will instruct you to tender to DPL, on (our) (my) behalf, the number of shares indicated below (or if no number is indicated below, all shares) which are beneficially owned by (us) (me) and registered in your name, upon the terms and subject to the conditions of offer.

    IF YOU ARE A PARTICIPANT IN ONE OF THE DPL SAVINGS PLANS, THE NUMBER OF SHARES ON THE LABEL AFFIXED TO THIS LETTER OF TRANSMITTAL INCLUDES SHARES HELD BY YOU IN THE PLAN, IF ANY, AT FEBRUARY 2, 2000. ADDITIONAL SHARES MAY HAVE BEEN CREDITED AFTER THIS DATE. IN ORDER TO TENDER ALL OR PART OF THE SHARES YOU HOLD IN THE DPL SAVINGS PLANS, YOU MUST CHECK ONE OF THE BOXES BELOW.

--------------------------------------------------------------------------------

    / / Check here to instruct us to tender on your behalf ALL of the shares credited to your DPL Savings Plan account
           (including any shares purchased after February 2, 2000 and credited to such account, which are not reflected on the Pre-Addressed Label).

    / / Check here to instruct us to tender on your behalf the following number of shares credited to your DPL Savings Plan account: shares.

--------------------------------------------------------------------------------

           CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED OR IF
            NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               CONDITIONAL TENDER

      A tendering shareholder may condition his or her tender of shares upon DPL purchasing a specified minimum number of the shares tendered, all as described in the Offer to Purchase, particularly in Section 6. Unless at least the minimum number of shares you indicate below is purchased by DPL pursuant to the terms of the offer, none of the shares tendered by you will be purchased. It is the tendering shareholder's responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been completed and a minimum specified, the tender will be deemed unconditional.

  / /  Minimum number of shares that must be purchased, if any are purchased:
  ______ shares.
--------------------------------------------------------------------------------

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               SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER
                (See Instruction 5 to the Letter of Transmittal)

     By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by DPL for the shares is less than the price checked below. A shareholder who desires to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered at more than one price.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

/ /  $       20.000   / /  $       21.125   / /  $       22.125
/ /  $       20.125   / /  $       21.250   / /  $       22.250
/ /  $       20.250   / /  $       21.375   / /  $       22.375
/ /  $       20.375   / /  $       21.500   / /  $       22.500
/ /  $       20.500   / /  $       21.625   / /  $       22.625
/ /  $       20.625   / /  $       21.750   / /  $       22.750
/ /  $       20.750   / /  $       21.875   / /  $       22.875
/ /  $       20.875   / /  $       22.000   / /  $       23.000
/ /  $       21.000

 CHECK ONLY ONE BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

           SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER
                (See Instruction 5 to the Letter of Transmittal)

     / / The undersigned wants to maximize the chance of having DPL purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking THIS ONE BOX INSTEAD OF ONE OF THE PRICE BOXES ABOVE, the undersigned hereby tenders shares and is willing to accept the purchase price determined by DPL in accordance with the terms of the offer. This action could result in receiving a price per share as low as $20.00.

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                                       5

    The method of delivery of this document is at the option and risk of the tendering participant. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure delivery.

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  Name of Participant ________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________
                                  PLEASE PRINT

  Address(es) ________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________
                             CITY, STATE, ZIP CODE

  Daytime Area Code and Tel. No.: ____________________________________________

  Taxpayer Identification or Social Security Number: _________________________

  Signature: _________________________________________________________________

  ____________________________________________________________________________
--------------------------------------------------------------------------------

                                       6